Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 11, 2020, in the Registration Statement (Form S-1) and related Prospectus of Decibel Therapeutics, Inc. dated January 22, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 22, 2021